Exhibit 99.1

NUTRITION 21

                Nutrition 21 Reports Fiscal First-Quarter Results

      PURCHASE, N.Y., November 12, 2003--Nutrition 21, Inc. (Nasdaq: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported total revenues and loss per diluted share for the first fiscal-quarter of $2.4 million and $0.03, respectively compared to total revenues and loss per diluted share of $3.3 million and $0.00, respectively, for the first fiscal-quarter a year ago.

      Gail Montgomery, President and CEO of the Company commented, "Our results for the first quarter were effected by our discontinuance of the Lite Bites product line at the end of fiscal year 2003, and by increased spending towards our therapeutic initiatives. The discontinuance of the Lite Bites line enables us to focus our attention more fully on unlocking the value of our chromium patent portfolio.

      "Our key FY2004 objectives include expanding consumer and trade coverage of breakthrough findings associated with our chromium technologies, securing medical consensus for the therapeutic use of Chromax(R) chromium picolinate and Diachrome(TM) in insulin-resistant populations and forging strategic alliances to market and distribute the Company's brands. We are already making progress in pursuit of these objectives."

      At September 30, 2003, the Company had $ 3.2 million in cash and net working capital of $3.6 million compared to $4.1 million in cash and net working capital of $4.1 million at June 30, 2003.

      In October 2003 the Company completed a private placement of 4,062,500 shares of common stock for aggregate gross proceeds of $3.25 million. The net proceeds from the sale of these securities will be used for general corporate purposes, including the continued clinical and market development of the Company's therapeutic initiatives.

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About Nutrition 21

Nutrition 21 is leveraging its patented technology, pharmaceutical research and strategic marketing and distribution partnerships to build a position in therapeutic markets. The Company is targeting the diabetes marketplace and related health markets where poor insulin function is a metabolic risk factor. These include obesity, metabolic syndrome, cardiovascular disease and depression. Chromium is essential for healthy insulin function. The Company holds 22 patents for chromium compounds and their uses. Nutrition 21 markets Chromax(R) chromium picolinate; a unique form of chromium with superior bioactivity. Chromax is the leading chromium ingredient used in supplements. The Company is developing its first branded product, Diachrome, for people with type 2 diabetes to be marketed through healthcare channels. More information is available at http://www.nutrition21.com. www.chromax.com, and www.diachrome.com

Safe Harbor Provision

This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K/A for the year ended June 30, 2003 and its Form S-3 filed on November 7, 2003. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

Contacts:

      Investor Relations: Tom Dean 212-421-2545

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                               NUTRITION 21, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                     September 30,      June 30,
                                                         2003             2003
                                                     -------------     ---------
                                                      (unaudited)

ASSETS

Current Assets
           Cash and cash equivalents                    $ 3,201          $ 4,059
         Accounts receivable, net                         1,167            1,140
         Other receivables                                  917            1,100
         Inventories                                      1,408            1,135
         Prepaid expense and other current assets           303              196
                                                        -------          -------
Total Current Assets                                      6,996            7,630

Property and equipment, net                                 435              479
Patents, trademarks, and other intangibles, net          10,234           10,612
Other assets                                                195              199
                                                        -------          -------
Total Assets                                            $17,860          $18,920
                                                        =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued expenses          $ 3,371          $ 3,456
         Contingent payments payable                         33               26
         Preferred dividends payable                          0                2
                                                        -------          -------

Total Liabilities                                         3,404            3,484
                                                        -------          -------
Stockholders' Equity                                     14,456           15,436
                                                        -------          -------
Total Liabilities and Stockholders' Equity              $17,860          $18,920
                                                        =======          =======

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                               NUTRITION 21, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                           Three Months Ended
                                                              September 30,
                                                          ---------------------
                                                            2003         2002
                                                          --------     --------

Net Sales                                                 $  2,308     $  3,240
Other Revenues                                                  50           75
                                                          --------     --------
Total Revenues                                               2,358        3,315

Cost of Goods Sold                                             563          809
                                                          --------     --------
Gross Profit                                                 1,795        2,506
Selling, Gen'l and Admin. Expense                            1,841        1,769
Research and Development Expense                               428          228
Depreciation and Amortization                                  539          631

Interest Income, net                                            --           10
                                                          --------     --------

Net (loss)                                                $ (1,013)    $   (112)
                                                          ========     ========
Basic (loss) Per Share                                    $  (0.03)    $  (0.00)
                                                          ========     ========
Diluted (loss) Per Share                                  $  (0.03)    $  (0.00)
                                                          ========     ========
Weighted Average Number of Common Shares-Basic              33,700       32,864
                                                          ========     ========

Weighted Average Number of Common Shares -Diluted           33,700       32,864
                                                          ========     ========